UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2015, the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. (the “Company”) amended the Company’s Bylaws. The amendments appear in numerous sections of the Bylaws, including Article IV, Sections 3 and 4, and reflect the bifurcation of the roles of Chief Executive Officer and President of the Company. Additionally, Article II, Section 14, was amended to reduce the mandatory retirement age of officers to 72 years of age.

Item 8.01. Other Events

On January 20, 2015, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.02 per share for the quarter ended December 31, 2014. The dividend will be payable to stockholders of record as of January 30, 2015 and will be paid on or about February 20, 2015. The Company has 3,727,014 shares of common stock outstanding. A copy of the press release announcing the dividend dated January 21, 2015 is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(a)               Not Applicable.

(b)               Not Applicable.

(c)               Not Applicable.

(d)               Exhibits.

Exhibit No.	Exhibit

3	Amended and Restated Bylaws of First Federal of Northern Michigan Bancorp, Inc.

99	Press Release dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date: January 23, 2015	By:	/s/ Michael W. Mahler
Michael W. Mahler Chief Executive Officer
(Duly Authorized Representative)